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EXHIBIT INDEX

LONG BEACH MORTGAGE LOAN TRUST 2006-5

LONG BEACH SECURITIES CORP.
Depositor

LONG BEACH MORTGAGE
Sponsor, Seller and Master Servicer

EXHIBIT NO.     DESCRIPTION

99.1                      Long Beach Mortgage Loan Trust 2006-5 loan tape, columns A to Z

99.2                      Long Beach Mortgage Loan Trust 2006-5 loan tape, column A, and columns AA to AZ

99.3                      Long Beach Mortgage Loan Trust 2006-5 loan tape, column A, and columns BA to BZ

99.4                      Long Beach Mortgage Loan Trust 2006-5 loan tape, column A, and columns CA to CN